Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 30, 2021, except for the effects of the restatement disclosed in Note 2 as to which the date is December 13, 2021, relating to the financial statements of Helix Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 10, 2022